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Exhibit 5.7

CONSENT OF QUALIFIED PERSON

        The undersigned hereby consents to the references to, and the information derived from, the report titled "Revised and Updated Mineral Resource Estimate for the Waterberg Platinum Project, South Africa (Latitude 23° 22' 01"S, Longitude 28° 49' 42"E)", with an effective date of September 2, 2013, and to the references, as applicable, to the undersigned's name included in or incorporated by reference in the Registration Statement on Form F-10 being filed by Platinum Group Metals Ltd., dated December 9, 2013, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended.

Dated this 9th day of December, 2013.

/s/ ALAN BERNARD GOLDSCHMIDT Alan Bernard Goldschmidt, B.Sc Hons (Geology), GDE, Pr.Sci.Nat.

Coffey Mining (SA) Pty Ltd (2006/030152/07), VAT Number (415 023 9327)
Block D, Somerset Office Estate, 604 Kudu Street, Allen's Nek 1737, Roodepoort, South Africa
Postnet Suite 160, Private Bag X09, Weltevreden Park 1715, South Africa
T (+27) (11) 679 3331    F (+27) (11) 679 3272    www.coffey.com

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  Exhibit 5.7
CONSENT OF QUALIFIED PERSON